                                                                                                                                                                                                                                                                                                                                                  Exhibit 10.2

HOME FEDERAL BANCORP
_____ INDIANAPOLIS MARKET GROWTH PLAN
AWARD AGREEMENT

_______________, _____

I am pleased to inform you that Home Federal Bancorp (the “Company”) has granted you an award as described in this Award Agreement and Exhibit A attached hereto (this Agreement”) and as described in the Home Federal Bancorp _____ Indianapolis Market Growth Plan, as amended (the “Plan”). Capitalized terms used herein but not otherwise defined herein shall have the meaning ascribed to such terms in the Plan. If you do not have your copy of the Plan, one will be provided upon your written request to the Company at its headquarters to the attention of the President.

1. Award. The Company hereby grants you the Award set forth on Exhibit A attached hereto and made a part hereof, evidencing the right to receive, upon and subject to the terms and conditions of this Agreement and the Plan, an Incentive Payment if the applicable Performance Goal(s) are met during the Performance Period. You hereby accept the Award and agree to be bound by the terms of this Agreement and the Plan.

2. Restrictions. The Award will be forfeited and all of your rights hereunder will terminate without further obligation on the part of the Company, unless (a) you remain in the continuous employment of the Company or a Subsidiary until the Payment Date, and (b) the applicable Performance Goal(s) are satisfied.

3. Taxes. If the Company requires reimbursement of any tax required by law to be withheld with respect to the Award, no Incentive Payment shall be paid until the required payment is made and, to the extent permitted by law, the Company and its Subsidiaries shall have the right to deduct any such taxes from any payment due you.

4. Nontransferability of Award. The Award is not transferable by you other than by will or by the laws of descent and distribution.

5. Compliance With Law. You agree to comply with all laws, rules, and regulations applicable to the Award.

6. No Right to Continued Service. Nothing in this Agreement shall be deemed to confer on you any right to continue in the employ of the Company or any of its Subsidiaries or to affect any rights of the Company or any of its Subsidiaries to terminate your service at any time.

7. The Plan. The Award and this Agreement are subject to all the terms, provisions and conditions of the Plan, which is incorporated herein by reference and to such regulations as may from time to time be adopted by the Compensation Committee. A copy of the Plan has been furnished to you. In the event of any conflict between the terms, conditions and provisions of the Plan and the terms, conditions and provisions of this Agreement, the terms, conditions and provisions of the Plan shall control, and this Agreement shall be deemed to be modified accordingly. The
     Award and its terms shall be subject to interpretation by the Compensation Committee, whose interpretation shall be final and binding on you.

8. Notices. All notices by you or your assigns to the Company shall be addressed to Home Federal Bancorp, 501 Washington Street, Columbus, Indiana 47201, Attention: Pennie M. Stancombe, or
    such other address as the Company may, from time to time, specify. Any notice to you shall be addressed to you at your most recent address in the Company’s records.

9. Governing Law. This Agreement is governed by the laws of the State of Indiana, without regard to principles of conflict of laws.

10. Severability. If any provision of this Agreement is, becomes, or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, such provision shall be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Company, it shall be stricken and the remainder of the Agreement shall remain in force and effect.

IN WITNESS WHEREOF, the Company, by its duly authorized officer, and you have executed this Award Agreement as of the date first above written.

HOME FEDERAL BANCORP

By: ________________________________

Printed: _____________________________

Title: _______________________________

By executing this Award Agreement, I acknowledge that I am bound by all of the terms of the Plan and the Award Agreement.

Agreed to and Accepted:

                                                                              ___________________________________

Printed Name: ________________________

Exhibit “A”
INDIANAPOLIS REGIONAL PRESIDENT INCENTIVE PLAN
Beginning __________

This document is intended to define the incentive compensation plan for _______________.

Components of Incentive Payout

The incentive payout will be comprised of 3 components as defined below.

Override - Defined as the beginning balance on ______________of all loans and deposits associated with the Indianapolis market location (excluding residential mortgage loans and public fund CDs). Amounts included in the calculation will be all loans and deposits outstanding in cost centers 18 (old Indy commercial), 19 (Branch 19 retail location), 20 (Branch 20 retail location) and 21 (new Indy commercial). The override will equal _______% of the balance as defined above for the participant. There will be one payout under the override component for the year.

Growth - Defined as the growth in the balance of all loans and deposits associated with the Indianapolis market location (excluding residential mortgage loans and public fund CDs). Amounts included in the calculation will be all loans and deposits outstanding in cost centers 18 (old Indy commercial), 19 (Branch 19 retail location), 20 (Branch 20 retail location) and 21 (new Indy commercial). The growth will be determined by subtracting the beginning balance (as defined in override above) from the balance at December 31 of the current year. The growth will be equal to _______% of the balance as defined above for the participant. There will be 2 payouts under the growth component during the year. The first payout will be determined based on the balance at June 30 and will be paid out as soon as possible in July. The final payout will be determined based on the balance at December 31 less any amounts paid out during the first half of the year and will be paid out as soon as possible in January.

Credit Quality Modifier - The payouts as calculated above could be reduced if the credit quality standards of the Indianapolis commercial portfolio are not maintained at target levels as defined at the beginning of the year. The credit quality modifier will be _______________.